                                                                    EXHIBIT 99.5

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED AUGUST 31, 1996

                                                     Carey             Indy
                                                 International      Connection
                                                      Inc.        Limousine, Inc.    Eliminations          Total
                                                ---------------   ---------------   ---------------    ---------------
REVENUE, NET                                    $    41,176,235   $     4,508,460   $       (24,934)   $    45,659,761

COST OF REVENUE                                      27,950,106         2,356,232           (24,934)        30,281,404
                                                ---------------   ---------------   ---------------    ---------------

GROSS PROFIT                                         13,226,129         2,152,228                 0         15,378,357
SELLING, GENERAL AND ADMINISTRATIVE
        EXPENSE                                      10,909,283         1,176,294                           12,085,577
                                                ---------------   ---------------   ---------------    ---------------

OPERATING INCOME                                      2,316,846           975,934                 0          3,292,780


OTHER INCOME (EXPENSE):
  INTEREST EXPENSE                                   (1,299,988)         (145,573)                0         (1,445,561)
  INTEREST AND OTHER INCOME                             104,689             4,713                 0            109,402
  GAIN ON SALES OF FIXED ASSETS                         229,229            16,260                 0            245,489
                                                ---------------   ---------------   ---------------    ---------------
INCOME BEFORE PROVISION FOR
      INCOME TAXES                                    1,350,776           851,334                 0          2,202,110

PROVISION FOR INCOME TAXES                              420,106           315,400                 0            735,506
                                                ---------------   ---------------   ---------------    ---------------
NET INCOME                                      $       930,670   $       535,934   $             0    $     1,466,604
                                                ===============   ===============   ===============    ===============

                                    99.5.1